Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276650

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 22, 2024)

2,302,935 Common Shares

Pre-Funded Warrants to purchase up to 100,000 Common Shares

Common Warrants to purchase up to 2,402,935 Common Shares

Up to 100,000 Common Shares Underlying the Pre-Funded Warrants

Up to 2,402,935 Common Shares Underlying the Common Warrants

Placement Agent Warrants to purchase up to 50,000 Common Shares

Up to 50,000 Common Shares Underlying the Placement Agent Warrants

We are offering 1,400,000 common shares, without par value per share, pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 100,000 common shares, and accompanying common share warrants to purchase up to 1,500,000 common shares (the “Common Warrants”, and together with the Pre-funded Warrants, the “Warrants”) (and the common shares issuable from time to time upon exercise of such Warrants) at (i) a combined offering price of $2.00 per common share and accompanying Common Warrant to purchase common shares for each one common share purchased, and (ii) a combined offering price of $1.9999 per Pre-funded Warrant to purchase one common share and accompanying Common Warrant to purchase one common shares for each common share subject to a Pre-funded Warrant, in each case in this offering pursuant to this prospectus supplement and the accompanying prospectus. We are offering 902,935 common shares and Common Warrants to purchase 902,935 common shares to a director of the Company at a combined offering price of $2.215.

The Common Warrants have an exercise price of $2.11 per common share and, subject to certain ownership limitations described herein, the Common Warrants will be exercisable six months from the date of issuance and will expire on the date that is five years following the initial exercise date. The Pre-funded Warrants have an exercise price of $0.0001 and, subject to certain ownership limitations described herein, will be exercisable immediately and will expire when exercised in full. For purposes of clarity, each common share or Pre-funded Warrant to purchase one common share is being sold together with a Common Warrant to purchase one common share. We are also offering the common shares that are issuable from time to time upon exercise of the Common Warrants and the Pre-funded Warrants. This prospectus supplement also relates to the offering of Placement Agent Warrants (as defined below) and common shares issuable upon exercise of the Placement Agent Warrants.

We are offering the Pre-funded Warrants to purchase common shares (and the common shares issuable from time to time upon exercise of the Pre-funded Warrants), in lieu of common shares, to investors whose purchase of common shares in this offering would otherwise result in any such investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such investor, 9.99%) of our outstanding common shares immediately following the consummation of this offering, in lieu of common shares that would otherwise result in such investor’s beneficial ownership exceeding 4.99% (or, at the election of such investor, 9.99%) of our outstanding common shares. Each Pre-funded Warrant will be exercisable for one common share at an exercise price of $0.0001 per common share. The combined offering price per Pre-funded Warrant and accompanying Common Warrant to purchase one common share is equal to the combined offering price per common share and accompanying Common Warrant, less $0.0001. The common shares or Pre-funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our common shares are listed on the Nasdaq Capital Market and Toronto Stock Exchange (“TSX”) under the symbols ‘BCTX’ and ‘BCT’ respectively and the public warrants are listed on the Nasdaq Capital Market under the symbol ‘BCTXW’. On May 14, 2024, the last reported sale price of our common shares on the Nasdaq Capital Market was $2.11 per common share and the last reported sale price of our public warrants on the Nasdaq Capital Market was $0.8319 per warrant. There is no established public trading market for the Pre-funded Warrants or the Common Warrants, and we do not expect a market to develop.

We have engaged A.G.P./Alliance Global Partners, or the Placement Agent, to act as our exclusive Placement Agent in connection with this offering. The Placement Agent has used its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks you should consider before investing in our securities.

	Per Common Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price (1)	$2.00	$1.9999	$1,999,990
Placement Agent’s Fees (2)	$0.14	$0.14	$140,000
Proceeds to us, before expenses (3)	$1.86	$1.86	$1,859,990

	Per Common Share and Accompanying Common Warrant	Total
Offering price (4)	$2.00	$1,000,000
Placement Agent’s Fees (5)	$0.07	$35,000
Proceeds to us, before expenses (3)	$1.93	$965,000

	Per Common Share and Accompanying Common Warrant	Total
Offering price for director (6)	$2.215	$2,000,000
Placement Agent’s Fees (5)	$0.078	$70,000
Proceeds to us, before expenses (3)	$2.137	$1,930,000

(1)	900,000 common shares and accompanying Common Warrants to purchase up to 900,000 common shares; Pre-Funded Warrants to purchase up to 100,000 common shares and accompanying Common Warrants to purchase up to 100,000 common shares.
(2)	We have agreed to pay the Placement Agent a total cash fee equal to 7% of the gross proceeds of the offering and to issue the Placement Agent or its designees warrants to purchase a number of common shares equal to 5% of the aggregate number of common shares or Pre-funded Warrants sold in this offering, excluding securities issued to certain identified investors (the “Placement Agent Warrants”). We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $85,000 and pay the Placement Agent a non-accountable expense allowance of up to $50,000. See “Plan of Distribution” for a description of the compensation payable to the Placement Agent.
(3)	The amount of the offering proceeds to us presented in these tables do not give effect to any exercise of the Common Warrants or Pre-Funded Warrants being issued in this offering.
(4)	500,000 common shares and accompanying Common Warrants to purchase up to 500,000 common shares.
(5)	For certain identified investors, we have agreed to pay the Placement Agent a reduced fee of 3.5% of the gross proceeds received from such investors.
(6)	902,935 common shares and accompanying Common Warrants to purchase up to 902,935 common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about May 17, 2024, subject to the satisfaction of certain closing conditions.

________________________

Sole Placement Agent

A.G.P

The date of this prospectus supplement is May 14, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein titled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Purchasers of common shares and Warrants are advised that none of the securities will be qualified for distribution in any jurisdiction of Canada, and may not be traded through the facilities of the TSX or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada. By purchasing common shares and Warrants hereunder, each purchaser thereof will be deemed to have represented and warranted to the Company that such purchaser (i) is acquiring the securities solely for its own account and beneficial interest for investment purposes, and not for sale or with a view to distribution in Canada, and (ii) has no present intention of selling the securities through the facilities of the TSX or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada, and does not presently have any reason to expect a change in such intention. Notwithstanding the foregoing, common shares and Warrants issued in Canada or to, or for the account or benefit of, persons in Canada will be issued and delivered in physically certificated form. See “Plan of Distribution”.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BriaCell,” the “Company,” “we,” “us,” “our” or similar references to refer to BriaCell Therapeutics Corp. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://briacell.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 25, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ending October 31, 2023, filed with the SEC on December 14, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ending January 31, 2024, filed with the SEC on March 18, 2024;

●	our Current Reports on Form 8-K filed with the SEC on August 21, 2023; August 25, 2023; August 31, 2023; August 31, 2023; September 7, 2023; December 20, 2023 and January 31, 2024.

●	our Definitive Proxy Statement for our Annual General Meeting of Shareholders on Form DEF 14A, filed with the SEC on January 9, 2024; and

●	our Form 8-A12B, filed with the SEC on February 23, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at

BriaCell Therapeutics Corp.

235 15th Street, Suite 300

West Vancouver, BC, V7T 2X1

604-921-1810

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Overview

BriaCell Therapeutics Corp. (the “Company”), is a clinical-stage biotechnology company that is developing novel immunotherapies to transform cancer care. Immunotherapies have come to the forefront in the fight against cancer as they harness the body’s own immune system to recognize and destroy cancer cells. The Company is currently advancing its Bria-IMT™ targeted immunotherapy in combination with an immune check point inhibitor (Retifanlimab) in a pivotal1 Phase 3 study in advanced metastatic breast cancer. Bria-IMT™ is currently under Fast Track Designation by the U.S. FDA intended to accelerate the review process of novel treatments that address unmet medical needs. Positive completion of the pivotal study, following review by FDA, could lead to full approval of the Bria-IMT™ immune checkpoint inhibitor combination in advanced metastatic breast cancer. BriaCell reported benchmark-beating patient survival and clinical benefit in advanced metastatic breast cancer with median overall survival of 13.4 months in BriaCell’s advanced metastatic breast cancer patients vs. 6.7-9.8 months for similar patients reported in the literature in its Phase 2 study of Bria-IMT™ combination study with retifanlimab at the 2023 San Antonio Breast Cancer Symposium. A completed Bria-IMT™ Phase 1 combination study with retifanlimab (an anti-PD1 antibody manufactured by Incyte) confirmed tolerability and early-stage efficacy. BriaCell is also developing a personalized off-the-shelf immunotherapy, Bria-OTS™, which provides a platform technology to develop personalized off-the-shelf immunotherapies for numerous types of cancer, and a soluble CD80 protein therapeutic which acts both as a stimulator of the immune system as well as an immune checkpoint inhibitor.

Recent Announcements and Developments

On January 4, 2024, BriaCell disclosed images of a recently reported remarkable responder in the Phase 2 study of BriaCell’s Bria-IMT™ combination regimen. The patient had metastatic breast cancer behind her eye, causing proptosis (eye-bulging) and significant pain that were both markedly reduced with BriaCell’s treatment. The images show magnetic resonance imaging (MRI) of the orbital tumor. The pre-treatment MRI image shows the tumor in the right orbit behind the eye with the eye not being visible pre-treatment in that plane. After treatment with the Bria-IMT™ regimen, the eye becomes visible in the same plane as it has regained its normal position. There was resolution of proptosis post treatment with the Bria-IMT™ regimen with reduction in tumor volume as shown in additional images. BriaCell had previously reported a similar case of a remarkable response with resolution of an eye-bulging orbital tumor. That particular patient had received (and failed) 12 regimens with 16 agents (including 13 chemotherapies) prior to BriaCell’s combination therapy, again adding to the remarkable nature of her response. These two patient responses are included in BriaCell’s recently reported 71% intracranial objective response rate (iORR) in breast cancer patients with Central Nervous System (CNS) metastases treated with Bria-IMT™.

On February 6, 2024, BriaCell announced initiation of Good Manufacturing Practice (GMP) of its lead candidate for treating prostate cancer, Bria-Pros+. GMP manufacturing of Bria-Pros+ will provide clinical supplies for planned clinical trial use. As presented at the Society for the Immunotherapy of Cancer (SITC) meeting 2023, the pre-clinical proof-of-concept data demonstrated both feasibility and efficacy of BriaCell’s platform of cellular cancer vaccines overall, with specific emphasis on Bria-Pros+. BriaCell genetically engineers cancer cell lines to produce cytokines and co-stimulatory factors that significantly increase immune stimulation compared to the unmodified (parent) cancer cell lines. These cell lines also express patient-specific Human leukocyte antigens (HLA) alleles and potentially provide personalized off the shelf treatment.

1 “Pivotal” is an industry term referring to a Phase 3 clinical study intended to show and confirm the safety and efficacy of a treatment.

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In the realm of cancer immunotherapy, the objective is to restore the body’s natural anti-tumor immunity. Despite notable progress, current approaches often fall short of achieving curative outcomes, primarily because they target specific immune processes, resulting in only partial restoration of the body’s inherent anti-cancer immunity.

An optimal cancer immunotherapy should initiate or reinstate a persistent anti-tumor immune response via both complementary and diverse mechanisms resulting in a self-sustaining cycle of cancer immunity by both the innate and adaptive immune responses. The data highlighted at the SITC meeting demonstrated that Bria-Pros+ could effectively activate the natural immune response against tumor cells by both expressing cancer antigens, and by modulating the activity of innate and adaptive immune cells. These include helper T cells (CD4+), cytotoxic (killer) T cells (CD8+), and natural killer cells (both Classical NK cells and NKT cells).

According to 2024 Cancer Facts & Figures, prostate cancer is projected to be the most common cancer among men in 2024. With 299,010 new cases estimated to be diagnosed in 2024 and 35,250 projected deaths from prostate cancer in 2024, prostate cancer is expected to be the second leading cause of cancer death among men in 2024. Current treatments for metastatic prostate cancer include immunotherapy, hormone therapy, chemotherapy and targeted treatments. Novel approaches are needed for advanced prostate cancer.

On February 7, 2024, BriaCell announced a preliminary disease control rate of 61% in evaluable (i.e. exhibited clinical outcomes) Phase 2 advanced breast cancer patients treated with BriaCell’s Bria-IMT™ regimen – the same formulation being used in BriaCell’s open pivotal Phase 3 study. Additionally, a disease control rate of 50% was reported in similarly treated evaluable patients who had failed prior antibody-drug conjugate (ADC) therapy. BriaCell also reported a notable responder who had failed prior ADC therapy. As background, advanced metastatic breast cancer patients who have had multiple lines of prior treatments including ADCs, are often recommended palliative, supportive medical care that focuses on easing pain, stress and other symptoms of a serious/terminal illness. The patient was hormone receptor positive HER 2 negative (HR+/HER2-), had failed four prior lines of therapy including ADC therapy and had breast cancer metastasized to her liver. She had two HLA matches with Bria-IMT™ and received seven cycles of treatments with the Bria-IMT™ regimen. In her first on study assessment the liver metastasis was no longer seen. She had progression free survival (PFS) of 5.8 months, a 100% increase from her PFS on ADC therapy. BriaCell also reported that among the 35 patients with evaluable outcomes in BriaCell’s ongoing Phase 2 study, 23 patients were treated with the same Bria-IMT™ formulation currently being used in BriaCell’s Phase 3 metastatic breast cancer study. These patients had been heavily pre-treated and had failed a median number of six prior regimens. There was a disease control rate of 61%; defined as the percentage of patients who achieve a complete response, partial response, or stable disease. The disease control rate was 50% in the 10 patient subset who had failed prior ADC therapy. This compares favorably with reported literature for second ADC treatment in ADC failure patients (~20-42%)2. Progression free survival of 4.2 months in ADC failure patients is also very favorable in comparison to published data in similar patients (1.6-3.3 months)2. There were no discontinuations due to drug toxicity reported and no cases of Interstitial Lung Disease (ILD) with Bria-IMT™ (a well-documented serious side effect of ADCs) reported in this group of patients.

The strong survival and clinical benefits observed in evaluable and ADC resistant patients support the use of the current formulation in BriaCell’s pivotal Phase 3 study and the Company looks forward to presenting further updates as treatment progresses in the fully enrolled Phase 2 study.

On March 7, 2024, BriaCell announced that it had received and executed a letter of intent with Paula Pohlmann, MD, MSc, PhD, Associate Professor, Department of Investigational Cancer Therapeutics and Breast Medical Oncology, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center, Houston, TX to advance the clinical development of Bria-OTS+ and Bria-PROS+, BriaCell’s personalized off-the-shelf cellular cancer vaccines in advanced breast cancer and prostate cancer, respectively.

2 Rachel Occhiogrosso Abelman, et al. Sequential use of antibody-drug conjugate after antibody-drug conjugate for patients with metastatic breast cancer: ADC after ADC (A3) study. Presented at ASCO 2023 Abstract 1022; Laura Huppert et al. Multicenter retrospective cohort study of the sequential use of the antibody-drug conjugates (ADCs) trastuzumab deruxtecan (T-DXd) and sacituzumab govitecan (SG) in patients with HER2-low metastatic breast cancer (MBC) (PS08-04) - SABCS 2023; François Poumeaud, et. al., Efficacy of Sacituzumab-Govitecan (SG) post Trastuzumab-deruxtecan (T-DXd) and vice versa for HER2low advanced or metastatic breast cancer (MBC): a French multicentre retrospective study. (PS08-02) - SABCS 2023

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On April 9, 2024, BriaCell announced the presentation of positive clinical data from its lead product candidate, Bria-IMT™, in two posters of its three poster sessions during the 2024 American Association for Cancer Research (AACR) Annual Meeting held from April 5-10 at San Diego Convention Center, San Diego, CA.

The posters are summarized below.

Poster 1 – Title: Efficacy of Bria-IMT™ regimen in inducing CNS metastasis regression
Abstract Presentation Number: CT204

Superior clinical benefit of Bria-IMT™ regimen - alone or combined with an immune check point inhibitor (CPI) in advanced breast cancer patients with CNS metastatic disease

●	Clinical efficacy: 71% (5/7) intracranial objective response rate (iORR), defined as the percentage of patients who achieve a complete response (complete disappearance) or partial response (volume reduction of 30% or more) in intracranial tumors, achieved in patients with central nervous system (CNS) metastases treated with the Bria-IMT™ regimen, either alone or in combination with an immune checkpoint inhibitor (i.e. PD-1 inhibitor pembrolizumab or retifanlimab). These patients failed multiple prior treatments including 2 antibody-drug conjugates in one case. Clinical benefit is observed across all subsets of breast cancer.
●	Safety profile: Absence of both interstitial lung disease (ILD), a common serious adverse event with ADCs, and no Bria-IMT™-related treatment discontinuations underscore Bria-IMT™’s excellent tolerability and favorable safety profile.

In summary, Bria-IMT™’s tumor reductions observed in all breast cancer subtypes in patients with intracranial disease underlines its potential clinical effectiveness in managing CNS metastatic disease in advanced breast cancer. BriaCell will continue to monitor the data in this subgroup of patients including a pre-planned subgroup analysis in the current pivotal Phase 3 study in advanced metastatic breast cancer. Treatment of patients with CNS metastatic disease represents a potential additional indication for market approval of Bria-IMT™.

Poster 2 – Title: Efficacy and safety of SV-BR-1-GM after progression on ADC in metastatic breast cancer patients
Abstract Presentation Number: CT206

Notable progression-free survival benefit of Bria-IMT™ in ADC resistant advanced metastatic breast cancer

Phase 2 clinical data of the Bria-IMT™ regimen in 23 advanced metastatic breast cancer patients who failed multiple prior treatments including ADCs and CPIs (median of 6 prior treatments) are presented.

●	Progression-free Survival Benefit: Median progression free survival (PFS), defined as the length of time during which a patient’s cancer does not get worse, in heavily pre-treated patients of 3.5 months is comparable to that seen in similar studies in patients with a history of fewer prior treatments (median of 4)[3,4]. Similarly, median PFS of 4.2 months in patients receiving the Bria-IMT™ pivotal phase 3 formulation is approximately twice the PFS figures reported for treatment of physician’s choice (TPC) in other similar studies. These PFS results suggest superior clinical efficacy considering the larger number of prior treatments in Bria-IMT™ patients vs those of the other studies.

3 Cortes J et al. Eribulin monotherapy versus treatment of physician’s choice in patients with metastatic breast cancer (EMBRACE): a phase 3 open-label randomized study. Lancet (2011) 377: 914–23.

4 Bardia A et al. Final results from the randomized phase III ASCENT clinical trial in metastatic triple-negative breast cancer and association of outcomes by human epidermal growth factor receptor 2 and trophoblast cell surface antigen 2 expression. J Clin Oncol (2024) 00:1-7.

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●	Clinical efficacy: PFS is similar or better than that of the last regimen in 48% (11/23) of the patients suggesting Bria-IMT™ effectiveness in delivering clinical and survival benefits in these patients. Additionally, a clinical benefit rate (CBR), defined as percentage of patients whose disease shrinks or remains stable over a certain time, of 56% is observed in evaluable patients further highlighting clinical benefit.
●	Subset specific clinical benefits : Study data to date suggests clinical benefit for multiple breast cancer subtypes including HR+/HER2- (the most common breast cancer subtype, testing positive for estrogen and/or progesterone receptors and negative for human epidermal growth factor receptor 2 or HER2) with a CBR following treatment, of 63% (5 of 8 patients); HER2+ subtype (a positive test for HER2) with a 100% CBR (2 of 2 patients) and HR-/HER2 low subtype (a negative test for estrogen and/or progesterone receptor and a negative test for HER2) showing a CBR of 66% (2 of 3 patients).
●	Safety profile: There are no incidents of interstitial lung disease - a well-documented serious adverse event associated with ADCs, - in either ADC naïve or ADC treated patients, and no treatment-related discontinuations of Bria-IMT™.

In summary, the data to date shows that Bria-IMT™ provides prolonged progression-free survival and clinical benefits in heavily pre-treated, ADC resistant breast cancer patients compared with those in other similar studies. BriaCell will be monitoring ADC resistant patients in its ongoing pivotal Phase 3 study of Bria-IMT™ and CPI in advanced metastatic breast cancer.

On April 10, 2024, BriaCell reported report preclinical data showing strong anti-cancer activity of its next generation, personalized, off-the-shelf, cell-based breast and prostate cancer immunotherapies, Bria-OTS+™ and Bria-PROS+™, in a poster session during the 2024 American Association for Cancer Research (AACR) Annual Meeting held from April 5-10 at San Diego Convention Center, San Diego, CA. The poster is summarized below.

Title: Bria-OTS+ ™ immunotherapy platform: Harnessing gene-modified tumor cells to reinvigorate the cancer immunity cycle for precision anti-tumor responses
Abstract Presentation Number: 6753

BriaCell has designed Bria-OTS+™, an immunotherapy platform representing the next generation (enhanced version) of Bria-OTS™, BriaCell’s personalized off-the-shelf (i.e. pre-manufactured and ready for use) immunotherapy for cancer. Bria-OTS+™ immunotherapy expresses multiple immune activating cytokines and co-stimulatory molecules in addition to immune boosting granulocyte-macrophage colony-stimulating factor (GM-CSF). BriaCell expects to use Bria-OTS+™ and Bria-PROS+™ in its upcoming phase 1/2a clinical studies for breast and prostate cancer, respectively. Bria-PROS+™ has already entered GMP manufacturing to generate clinical supplies for the phase 1/2a study. The characteristics of the next generation Bria-OTS+™ immunotherapy platform include the following:

●	Bria-OTS+™ and Bria-PROS+™ activate key components of the innate immune system which serves as the body’s first line of defense against cancer
●	Bria-OTS+™ and Bria-PROS+™ engage multiple facets of the adaptive immune response. This may result in lasting anti-cancer effects in patients
●	Specifically activates Natural Killer (NK) cells to counter cancer immune escape caused by the loss of human leukocyte antigens (HLA)
●	Designed for personalized and ready-to-use therapy with long term stability
●	Simplified administration process of intradermal inoculations (injection into the skin) allows administration in a physician’s office
●	Anticipated to have a favorable side effect profile, indicating good tolerance (based on prior findings with Bria-IMT™)

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Given ease of administration, potent, multi-faceted immune system activation, and favorable safety profile, BriaCell expects Bria-OTS+™ and Bria-PROS+™ to deliver significant clinical efficacy and survival benefits in breast cancer and prostate cancer, respectively.

On April 24, 2024, BriaCell announced an oral presentation on the clinical data of the randomized Phase 2 study evaluating Bria-IMT™ in patients with advanced metastatic breast cancer at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting taking place May 31 – June 4 at McCormick Place, Chicago, IL. Principal Investigator and Professor of Oncology, Mayo Clinic, Saranya Chumsri, MD, will be giving the presentation.

BriaCell will also have two poster presentations. The first poster will describe the Company’s ongoing pivotal Phase 3 registrational study in advanced metastatic breast cancer. BriaCell is excited to collaborate on this important program with authors and BriaCell medical advisory board members Sara A. Hurvitz, MD, Professor of Medicine, Fred Hutchinson Cancer Center, Adam M. Brufsky, MD, PhD, Professor of Medicine, University of Pittsburgh School of Medicine, and Massimo Cristofanilli, MD, Professor of Medicine, Weill Cornell Medical College, Cornell University. The other poster will describe clinical data of Bria-IMT™ in metastatic breast cancer patients who failed antibody drug conjugates (ADCs) and is spearheaded by Chaitali Nangia, MD, Partner, Hoag Medical Group, and Carmen Calfa, MD, Professor of Medicine, University of Miami.

The details are listed below.

Oral Presentation Session
Temporary Abstract Submission ID: 461296
Abstract Number for Publication: 1022
Title: Outcomes of advanced/metastatic breast cancer (aMBC) treated with Bria-IMT™, an allogeneic whole cell immunotherapy.
Session Type and Title: Rapid Oral Abstract – Breast Cancer—Metastatic
Session Date and Time: 6/3/2024; 11:30 AM-1:00 PM CDT

Poster Presentation Session
Temporary Abstract Submission ID: 458176
Abstract Number for Publication: TPS1137
Title: Study of the Bria-IMT™ regimen and CPI vs physicians’ choice in advanced metastatic breast cancer (BRIA-ABC).
Session Type and Title: Poster Session – Breast Cancer—Metastatic
Session Date and Time: 6/2/2024, 9:00 AM-12:00 PM CDT
Temporary Abstract Submission ID: 461256
Abstract Number for Publication: 1087
Abstract Title: SV-BR-1-GM after progression on ADC in patients with metastatic breast cancer.
Session Type and Title: Poster Session – Breast Cancer—Metastatic
Session Date and Time: 6/2/2024, 9:00 AM-12:00 PM CDT

S-7

THE OFFERING

Common shares offered by us	2,302,935 common shares

Pre-Funded Warrants offered by us

Pre-funded Warrants to purchase up to 100,000 common shares to certain investors whose purchase of common shares in this offering would otherwise result in any such investor, together with such investor’s affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of an investor, 9.99%) of our outstanding common shares immediately following the consummation of this offering. Each Pre-funded Warrant to purchase a common share is being sold with one Common Warrant to purchase one common share. For each Pre-funded Warrant we sell, the number of common shares we are offering will be decreased on a one-for-one basis. The purchase price of each Pre-funded Warrant and accompanying Common Warrant is equal to the price per share at which the common shares are being sold in this offering, minus $0.0001. The exercise price of each Pre-funded Warrant will equal $0.0001 per share. Each Pre-funded Warrant will be exercisable upon issuance and will not expire prior to exercise. This prospectus supplement and the accompanying prospectus also relate to the offering of the common shares issuable upon exercise of the Pre-funded Warrants. See “Description of Securities Offered” on page S-15 of this prospectus supplement.

Common Warrants offered by us

Common Warrants to purchase up to 2,402,935 common shares. Each common share or Pre-funded Warrant to purchase one common share is being sold together with one Common Warrant to purchase one common share. Each Common Warrant has an exercise price of $2.11 per common share, will be exercisable six months following issuance and will expire on the date that is five years following the initial exercise date. The exercise price is subject to customary adjustments for stock splits and similar recapitalization transactions. The common shares or the Pre-funded Warrants, as the case may be, and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement and the accompanying prospectus also relate to the offering of the common shares issuable upon exercise of the Common Warrants. See “Description of Securities Offered” on page S-15 of this prospectus supplement.

Common shares outstanding before this offering	15,981,726 shares

Common shares to be outstanding immediately after this offering (1)	18,284,661 common shares

Offering price to non-insiders	$2.00 per common share and accompanying Common Warrant to purchase one common share and $1.9999 per Pre-funded Warrant to purchase one common share and accompanying Common Warrant to purchase one common shares.

Insider participation in the offering	A director of the Company has agreed to purchase $2 million of common shares and Common Warrants to be sold in this offering at combined offering price of $2.215.

S-8

Use of proceeds	We estimate the net proceeds from this offering will be approximately $ 4.35 million (excluding proceeds from any Warrant exercises), after deducting Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for or working capital and general corporate purposes including, but not limited to, research and development studies, including the Phase 3 pivotal study in advanced breast cancer, and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes. See “Use of Proceeds” beginning on page S-13 of this prospectus supplement for additional detail.

Lock-Up agreements	The Company and our directors and executive officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our common shares or securities convertible into or exercisable or exchanged for our common shares during the applicable lock-up period.

Trading symbol	Our common shares and public warrants are listed on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW,” respectively.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

Placement Agent Warrants	We will also issue Placement Agent Warrants to purchase up to 50,000 common shares to the Placement Agent (or its designees) as part of the compensation payable to the Placement Agent in connection with this offering. The Placement Agent Warrants will be exercisable immediately upon issuance and will have substantially the same terms as the warrants offered in this Offering, except that the Placement Agent Warrants will have an exercise price of $2.321 per common share (representing 110% of the closing price of the common shares on May 14, 2024) and will expire five years from the commencement of the sales pursuant to this offering. This prospectus supplement and the accompanying base prospectus also register the common shares issuable upon the exercise of the Placement Agent Warrants. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

(1)	The number of common shares to be outstanding after this offering is based on 15,981,726 common shares outstanding as of May 14, 2024 and excludes the following:

●	8,121,650 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $5.76,

●	46,652 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.94.

●	2,131,400 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $6.19.

●	19,200 common shares issuable upon the exercise of outstanding restricted share units, at a weighted average exercise price of $0.01.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of Pre-funded Warrants, Common Warrants or Placement Agent Warrants.

S-9

RISK FACTORS

Investment in the securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, in our Annual Report on Form 10-K for the year ended July 31, 2024, which is incorporated by reference in this prospectus supplement, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. These risks are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. The occurrence of any of these risks might cause you to lose all or part of your investment in securities.

Risks Related to this Offering

Purchasers of our securities in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

If you purchase our common shares in this offering, you will experience immediate and substantial dilution, as the offering price of our common shares and accompanying Common Warrants will be substantially greater than the as adjusted net tangible book value per share of our common shares before giving effect to this offering. Accordingly, if you purchase the securities in this offering, you will incur immediate substantial dilution of approximately $2.23 per share, representing the difference between the offering price per one common share and accompanying Common Warrant and our pro forma as adjusted net tangible book value as of January 31, 2024. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” beginning on page S-14 of this prospectus supplement.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, in the near future we may need to issue additional common shares or securities convertible or exercisable for common shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

Additionally, sales by existing shareholders of a large number of our common shares in the public market could also affect the market price of our common shares.

Future sales of our common shares, or the perception that such future sales may occur, may cause our stock price to decline.

Given our plans and expectations that we will need additional capital, in the near future we may need to issue additional common shares or securities convertible or exercisable for common shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders. A substantial majority of our outstanding common shares, and the common shares issuable upon the exercise of any outstanding warrants, and the common shares and shares underlying Warrants to be sold in this offering, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

Additionally, sales by existing shareholders of a large number of our common shares in the public market could also affect the market price of our common shares.

The Warrants are speculative in nature and may never have any value.

The Common Warrants, which have an exercise price of $2.11 per common share, are exercisable, in whole or in part, six months from the date of issuance and will expire on the date that is five years following the initial exercise date. If our common share price does not increase to an amount sufficiently above the exercise price of the Common Warrants during the period during which the Common Warrants are exercisable, you will be unable to recover any of your investment in the Common Warrants. In such event, the Common Warrants will not have any value.

There can be no assurance that the market price of our common shares will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of the Common Warrants to exercise such Common Warrants.

Holders of Warrants will have no rights as a common shareholder until such holders exercise their Warrants and acquire our common shares.

Until holders of Warrants acquire our common shares upon exercise of such Warrants, holders of the Warrants will have no rights with respect to the common shares underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

S-10

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for working capital and general corporate purposes including, but not limited to, research and development studies, including the pivotal Phase 3 study of Bria-IMT™ in advanced breast cancer, and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes. See “Use of Proceeds” beginning on page S-13 of this prospectus supplement for additional detail. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on our common shares and do not anticipate paying cash dividends on our common shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors, subject to limitations under applicable law. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common shares.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not (subject to certain exception) enter into any equity financings for ninety (90) days from closing; and (iii) indemnification for breach of contract.

S-11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, known and unknown risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results, performance, achievements and financial condition may differ materially from those expressed or implied in such forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. The forward looking statements contained herein and in the documents incorporated hereto by reference are presented for the purposes of assisting readers in understanding BriaCell’s expected financial and operating performance and BriaCell’s plans and objectives, and may not be appropriate for any other purpose.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made.

We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, we have based the information concerning our industry contained in this prospectus supplement and incorporated by reference herein on our general knowledge of and expectations concerning the industry, which involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus supplement and in the other information contained or incorporated by reference in this prospectus supplement. These and other factors could cause the information concerning our industry to differ materially from those expressed in this prospectus supplement and incorporated by reference herein.

S-12

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common shares, Pre-funded Warrants and accompanying Common Warrants in this offering will be approximately $4.35 million after deducting Placement Agent’s fees and estimated offering expenses payable by us and excluding proceeds from any Warrant or Placement Agent Warrant exercises.

We intend to use the net proceeds from this offering (excluding proceeds from any Warrant or Placement Agent Warrant exercises) for working capital and general corporate purposes including, but not limited to, research and development studies, including the pivotal phase 3 study of Bria-IMT™ in advanced breast cancer, and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of any indebtedness. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

S-13

DILUTION

Purchasers of our securities in this offering will experience immediate dilution to the extent of the difference between the offering price per common share and accompanying Common Warrant and the as adjusted net tangible book value per common share immediately after this offering.

Our net tangible book value as of January 31, 2024 was approximately negative $8,524,886, or $(0.53) per common share. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of common shares outstanding as of January 31, 2024.

As-adjusted net tangible book value per share represents our net tangible book value per share after giving effect to the issuance and sale of all Common Shares and Pre-Funded Warrants offered hereby (and assuming the exercise of the Pre-Funded Warrants), and after deducting Placement Agent fees and estimated offering expenses payable by us in connection with this offering. The as-adjusted net tangible book value was calculated on a cash basis and does not consider the potential accounting classifications of the Common Warrants, Pre-Funded Warrants, or Placement Agent Warrants.

The following table illustrates this per share dilution assuming the holders of the Warrants or Placement Agent Warrant do not exercise any of the Warrants or Placement Agent Warrant:

Offering price per common share and accompanying Common Warrant (1)		$2.00
Net tangible book value per share as of January 31, 2024	$(0.53)
Increase in net tangible book value per share attributable to this offering	$0.30
As adjusted net tangible book value per share as of January 31, 2024, after giving effect to this offering		$(0.23)
Dilution per share to investors participating in this offering		$2.23

(1)	Assumes all purchasers pay $2.00 per common share and accompanying Common Warrant)

The number of common shares to be outstanding after this offering is based on 15,981,726 common shares outstanding as of January 31, 2024 and excludes the following:

●	8,121,650 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $5.76;

●	46,652 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.94;

●	2,131,400 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $6.19;

●	19,200 common shares issuable upon the exercise of outstanding restricted share units, at a weighted average exercise price of $0.01.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Pre-funded Warrants, Common Warrants or Placement Agent Warrants.

S-14

DESCRIPTION OF SECURITIES OFFERED

We are offering 2,302,935 common shares and Pre-funded Warrants to purchase up to 100,000 common shares. Each common share and Pre-funded Warrant we sell will be accompanied by a Common Warrant to purchase one common share. The common shares and Pre-funded Warrants sold in this offering will be issued separately from the accompanying Common Warrants. We are also registering the common shares issuable from time to time upon exercise of the Pre-funded Warrants and Common Warrants offered hereby.

In addition, we have agreed to issue to the Placement Agent as compensation warrants to purchase up to 50,000 common shares (equal to 5.0% of the aggregate number of common shares or Pre-Funded Warrants sold in this offering, excluding securities issued to certain identified investors). The Placement Agent Warrants and the common shares issuable upon exercise of the Placement Agent Warrants are being registered hereby.

Common Shares

The material terms and provisions of our common shares and each other class of our securities which qualifies or limits our common shares are described in the section entitled “Description of Capital Stock” beginning on page 4 of the accompanying prospectus.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Pre-funded Warrants will be issued in certificated form only.

Duration and exercise price

Each Pre-funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-funded Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding shares of common shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common shares after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. No fractional common shares will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

The Pre-funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Pre-funded Warrants.

S-15

Fundamental transactions

In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding common shares and preferred stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-funded Warrants and any transfers of the Pre-funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a shareholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Pre-funded Warrants.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Common Warrants will be issued in certificated form only.

Duration and exercise price

Each Common Warrant offered hereby has an initial exercise price per share equal to $2.11. The Warrants are exercisable six months from the date of issuance and shall expire on the five-year anniversary of the initial exercise date. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding common shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common shares after exercising the holder’s Common Warrants up to 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional common shares will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

S-16

Cashless exercise

The Common Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Common Warrants.

Fundamental transactions

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding common shares and preferred stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Common Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Common Warrants and any transfers of the Common Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common shares, the holders of the Common Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Common Warrants.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrants.

Placement Agent Warrants will be issued in certificated form only.

S-17

Duration and exercise price

Each Placement Agent Warrant offered hereby has an initial exercise price per share equal to $2.321 (representing 110% of the closing price of the common shares on May 14, 2024). The Placement Agent Warrants are immediately exercisable and shall expire on the five-year anniversary of the date of issuance. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Placement Agent Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding common shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common shares after exercising the holder’s Placement Agents Warrants up to 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. No fractional common shares will be issued in connection with the exercise of a Placement Agent Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

The Placement Agent Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Placement Agent Warrants.

Fundamental transactions

In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding common shares and preferred stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrants for cash in the amount of the Black Scholes Value (as defined in each Placement Agent Warrant) of the unexercised portion of the Placement Agent Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Placement Agent Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Placement Agent Warrant that is being offered and paid to the holders of our common shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Placement Agent Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Placement Agent Warrants and any transfers of the Placement Agent Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Right as a shareholder

Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our common shares, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Placement Agent Warrants.

S-18

PLAN OF DISTRIBUTION

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering subject to the terms and conditions of the placement agency agreement dated May 14, 2024 (the “Agency Agreement”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. We have entered into securities purchase agreements directly with the investors who purchased our securities in this offering.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

The securities being offered hereby will not be qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. Except as permitted in the Agency Agreement, and as expressly permitted by applicable laws of Canada, the Placement Agent will not offer, sell or deliver, directly or indirectly, the common shares or Warrant to, or for the account or benefit of, a person in Canada. The Company, through the Placement Agent, may offer and sell the common shares or Warrants in Canada where such person is an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions or another exemption from the prospectus requirement.

The common shares, Warrants, and the Warrant Shares issuable upon exercise of the Warrants offered and sold in Canada, will be subject to a transfer restriction, and any certificates or other instrument representing such securities will bear or be deemed to bear, as applicable, a legend to the effect that the securities represented thereby may only be offered, sold, pledged or otherwise transferred pursuant to certain exemptions from the prospectus requirements of applicable Canadian securities laws.

Fees and Expenses

We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Common Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price (1)	$2.00	$1.9999	$1,999,990
Placement Agent’s Fees (2)	$0.14	$0.14	$140,000
Proceeds to us, before expenses (3)	$1.86	$1.86	$1,859,990

	Per Common Share and Accompanying Common Warrant	Total
Offering price (4)	$2.00	$1,000,000
Placement Agent’s Fees (5)	$0.07	$35,000
Proceeds to us, before expenses (3)	$1.93	$965,000

	Per Common Share and Accompanying Common Warrant	Total
Offering price for director (6)	$2.215	$2,000,000
Placement Agent’s Fees (5)	$0.078	$70,000
Proceeds to us, before expenses (3)	$2.137	$1,930,000

(1)	900,000 common shares and accompanying Common Warrants to purchase up to 900,000 common shares; Pre-Funded Warrants to purchase up to 100,000 common shares and accompanying Common Warrants to purchase up to 100,000 common shares.
(2)	We have agreed to pay the Placement Agent a total cash fee equal to 7% of the gross proceeds of the offering and to issue the Placement Agent or its designees warrants to purchase a number of common shares equal to 5% of the aggregate number of common shares or Pre-funded Warrants sold in this offering, excluding securities issued to certain identified investors (the “Placement Agent Warrants”). We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $85,000 and pay the Placement Agent a non-accountable expense allowance of up to $50,000. See “Plan of Distribution” for a description of the compensation payable to the Placement Agent.
(3)	The amount of the offering proceeds to us presented in these tables do not give effect to any exercise of the Common Warrants or Pre-Funded Warrants being issued in this offering.
(4)	500,000 common shares and accompanying Common Warrants to purchase up to 500,000 common shares.
(5)	For certain identified investors, we have agreed to pay the Placement Agent a reduced fee of 3.5% of the gross proceeds received from such investors.
(6)	902,935 common shares and accompanying Common Warrants to purchase up to 902,935 common shares.

As stated in the table above, we have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $85,000, and (ii) non-accountable expenses payable to the Placement Agent of up to $50,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $405,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase 5% of the number of common shares sold in this offering and common shares underlying the Pre-funded warrants sold in this offering, excluding securities issued to certain investors identified to the Placement Agent (or Placement Agent Warrants to purchase up to 50,000 common shares), at an exercise price of $2.321 per common share (representing 110% of the closing price of the common shares on May 14, 2024). The Placement Agent Warrants and the common shares issuable upon exercise thereof are being registered hereby.

S-19

The Placement Agent Warrants will be exercisable immediately and will expire five years from the commencement of sales in the offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the warrants issued to the investors in the offering.

Lock-Up Agreements

Pursuant to “lock-up” agreements, the Company, our directors and officers have agreed to a period of ninety (90) days after the date of this prospectus, subject to customary exceptions, without the prior written consent of the representative, not to, directly or indirectly, offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of our common shares(or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of ours or publicly disclose the intention to do any of the foregoing.

Additionally, we agreed that for a period of one-hundred twenty (120) days after this offering we will not directly or indirectly in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, without the prior written consent of the Placement Agent; provided, however, that for ninety (90) after the closing of the offering, the issuance of common shares in an “at-the-market” facility with the Placement Agent shall not be deemed a variable rate transaction.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common shares are listed on the Nasdaq Capital Market and TSX under the symbols ‘BCTX’ and ‘BCT’ respectively and the public warrants are listed on the Nasdaq Capital Market under the symbol ‘BCTXW’.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon by Sichenzia Ross Ference Carmel LLP with respect to U.S. legal matters and by Bennett Jones LLP, Toronto, Canada with respect to Canadian legal matters. Thompson Hine LLP, New York, New York, is counsel to the Placement Agent in connection with respect to U.S. legal matters and TingleMerrett LLP, Calgary, Canada with respect to Canadian legal matters.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended July 31, 2023, and 2022, included in this prospectus have been so included in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-20

PROSPECTUS

BriaCell Therapeutics Corp.

$200,000,000

Common Shares

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common shares and public warrants are listed on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW,” respectively. The last reported sale prices of our common shares and public warrants on the Nasdaq Capital Market on January 19, 2024, were $4.15 per share and $2.03 per public warrant, respectively.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common shares or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BriaCell,” the “Company,” “we,” “us,” “our” or similar references to refer to BriaCell Therapeutics Corp. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.briacell.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

1

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 25, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ending October 31, 2023, filed with the SEC on December 14, 2023;

●	our Current Reports on Form 8-K filed with the SEC on August 21, 2023; August 25, 2023; August 31, 2023; August 31, 2023; September 7, 2023; and December 20, 2023;

●	our Definitive Proxy Statement for our Annual General Meeting of Shareholders on Form DEF 14A, filed with the SEC on January 9, 2024; and

●	our Form 8-A12B, filed with the SEC on February 23, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

BriaCell Therapeutics Corp.

235 15th Street, Suite 300

West Vancouver, BC, V7T 2X1

604-921-1810

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, known and unknown risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results, performance, achievements and financial condition may differ materially from those expressed or implied in such forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. The forward looking statements contained herein and in the documents incorporated hereto by reference are presented for the purposes of assisting readers in understanding BriaCell’s expected financial and operating performance and BriaCell’s plans and objectives, and may not be appropriate for any other purpose.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made.

We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

BriaCell Therapeutics Corp.

BriaCell Therapeutics Corp. (the “Company”), is a clinical-stage biotechnology company that is developing novel immunotherapies to transform cancer care. Immunotherapies have come to the forefront in the fight against cancer as they harness the body’s own immune system to recognize and destroy cancer cells. The Company is currently advancing its Bria-IMT™ targeted immunotherapy in combination with an immune check point inhibitor in a pivotal Phase 3 study in advanced metastatic breast cancer. BriaCell recently reported benchmark-beating patient survival and clinical benefit in advanced metastatic breast with median overall survival of 13.5 months in BriaCell’s advanced metastatic breast cancer patients vs. 6.7-9.8 months for similar patients reported in the literature. A completed Bria-IMT™ Phase 1 combination study with retifanlimab (an anti-PD1 antibody manufactured by Incyte) confirmed tolerability and early-stage efficacy. BriaCell is also developing a personalized off-the-shelf immunotherapy, Bria-OTS™, which provides a platform technology to develop personalized off-the-shelf immunotherapies for numerous types of cancer, and a soluble CD80 protein therapeutic which acts both as a stimulator of the immune system as well as an immune checkpoint inhibitor.

3

RISK FACTORS

Investing in our securities involves a high degree of risk, and there are various risk factors that could cause the Company’s future results to differ materially from those described in this prospectus. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. If any of the risks described in these documents, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, financial condition, results of operations and cash flows, and consequently the price of the common shares, could be materially and adversely affected. The risks discussed in these documents also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Prospects for companies in the life sciences industry generally may be regarded as uncertain, given the research and development nature of the industry and uncertainty regarding the prospects of successfully commercializing product candidates. In particular, as the Company continues to progress with conducting clinical trials of its product candidates, including Bria-IMTTM or Bria-OTSTM, additional risk factors will arise and will be outlined in prospectus supplements as applicable.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the authorized share capital of the Company, as well as certain provisions of our articles, as amended (the “Articles”). This description is only a summary. You should also refer to our Articles, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

4

Description of Common Shares

As of January 22, 2024, our authorized share capital, as described in our Notice of Articles, consists of an unlimited number of common shares, without par value, of which approximately 15,981,726 common shares are issued and outstanding. All of our outstanding common shares are validly issued, fully paid and non-assessable.

Our common shares are the only securities with respect to which a voting right may be exercised at a meeting of the shareholders of the Company.

Dividends. Our shareholders are entitled to receive dividends, as may be declared from time to time and in the sole discretion of our board of directors. Dividends shall be paid according to the number of Common Shares owned. Dividends may take the form of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways. Shareholders are not entitled to notice of any dividend. We have never paid cash dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

Voting Rights. Each common share is entitled to one vote at a meeting of shareholders of the Company.

Listing. Our common shares are traded on the Nasdaq Capital Market under the symbol “BCTX” and on the Toronto Stock Exchange under the symbol “BCT”. The transfer agent and registrar for our common shares is Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, telephone: (604) 661-9474, facsimile: (604) 661-9401.

Description of Warrants

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares. Warrants may be offered independently or together with common shares by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of warrant agreement, including a form of warrant certificate, which describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of common shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

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●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each common share;

●	the date on and after which the holder of the warrants can transfer them separately from the related common shares;

●	the number of common shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common shares are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of common shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

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Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for common shares will be adjusted proportionately if we subdivide or combine our common shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	pay any cash to all or substantially all holders of our common shares, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares; or

●	issue common shares or additional shares or other securities or property to all or substantially all holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for common shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common shares;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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Description of Rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common shares and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

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The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Certain Important Provisions of our Articles and the BCBCA

The following is a summary of certain important provisions of our Articles and certain related sections of the Business Corporations Act (British Columbia) (“BCBCA”). Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and the BCBCA.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction or who is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, whether made or proposed, if that contract or transaction is material to us, must disclose such interest to us. A director does not hold a disclosable interest in a contract or transaction if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our Company while the director, or a person in whom the director has a material interest, is the guarantor of some or all of the loan; or (v) has been or will be made with or for the benefit of a corporation that is affiliated with us and the director is also a director or senior officer of that corporation or an affiliate of that corporation.

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCBCA.

. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Directors’ power to determine the remuneration of directors. The remuneration of our directors is determined by our directors subject to our Articles. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required for director’s qualification. Directors do not need to own shares of the Company to qualify to be a director.

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Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every calendar year and not more than 15 months after the date of the annual general meeting for the preceding calendar year. A meeting of our shareholders may be held anywhere in or outside British Columbia at a time and place determined by our board of directors.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our Articles provide that a quorum for the transaction of business at a meeting of our shareholders is met where there are two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33.33% of the issued shares entitled to vote.

If a quorum is not present at the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting is requisitioned by shareholders, in which case the meeting is dissolved. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the BCBCA or of the Articles, a different vote is required in which case such express provision shall govern and control the decision of such question.

Each shareholder of record of the Company shall be entitled at each meeting of shareholders to one vote for each common share held. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be conducted by ballot.

At any meeting of the shareholders any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the shareholders unless it shall have been validly deposited with the Company in accordance with the Articles, the BCBCA and applicable securities laws. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed in accordance with the Articles, the BCBCA and applicable securities laws.

Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the BCBCA or of the Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Shareholder Proposals

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA and be accompanied by one written statement in support of the proposal. The notice must include information on the business the shareholder intends to bring before the meeting.

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Forum Selection

We have not included a forum selection provision in our Articles.

Ownership Limitation and Transfer of Shares

Our common shares are not subject to transfer restrictions under our Articles, but may be subject to restrictions on transfer or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our common shares by non-residents of Canada is not restricted by our Articles.

Share Transfers

Pursuant to our Articles, a transfer of a share must not be registered unless:

(a)	Except as exempted by the BCBCA, a duly signed proper instrument of transfer in respect of the share has been received by the Company;
(b)	If a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and
(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

Change in Control

Our Articles do not contain restrictions on change in control.

Election of Directors

Our common shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

The directors shall be elected at the annual meeting of the shareholders by a simple majority vote of holders of our voting shares, participating and voting at such meeting, and each director elected shall hold office until his successor is elected and qualified. However, in the event of any vacancy in our board of directors, including those caused by an increase in the number of Directors, such vacancy may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall be filled only by the shareholders.

A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased in accordance with the Articles and the BCBCA, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Anti-Takeover Measures

Our Articles do not provide for any anti-takeover measures.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the BCBCA.

We have had no change in share capital in the prior three years other than increasing the number of issued and outstanding common shares as described elsewhere in this prospectus.

Exchange Controls

The BCBCA and our Articles do not provide for any restriction in connection with the following:

(1)	the import or export of capital, including the availability of cash and cash equivalents for use by the company’s group; and

(2)	the remittance of dividends, interest or other payments to nonresident holders of the company’s securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common shares. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference Carmel LLP with respect to U.S. legal matters and by Bennett Jones LLP, Toronto, Canada with respect to Canadian legal matters.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended July 31, 2023, and 2022, included in this prospectus have been so included in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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2,302,935 Common Shares

Pre-Funded Warrants to purchase up to 100,000 Common Shares

Common Warrants to purchase up to 2,402,935 Common Shares

Up to 100,000 Common Shares Underlying the Pre-Funded Warrants

Up to 2,402,935 Common Shares Underlying the Common Warrants

Placement Agent Warrants to purchase up to 50,000 Common Shares

Up to 50,000 Common Shares Underlying the Placement Agent Warrants

Prospectus Supplement

Sole Placement Agent A.G.P

May 14, 2024